Exhibit 4.6
“Form of Warrant to Purchase Series A Convertible Preferred Stock
THIS WARRANT AND THE UNDERLYING SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE APPLICABLE SECURITIES LAWS, (II) SUCH TRANSACTION IS PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (III) AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, HAS BEEN DELIVERED TO THE COMPANY AND SUCH OPINION STATES THAT THIS WARRANT OR THE UNDERLYING SECURITIES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION. THE EXERCISE CONSIDERATION AND THE EXERCISE VALUE (EACH AS DEFINED HEREIN) SET FORTH IN THIS WARRANT MAY BE ADJUSTED PURSUANT TO SECTION 4 OF THIS WARRANT.
RIATA ENERGY, INC.
WARRANT TO PURCHASE
SERIES A CONVERTIBLE PREFERRED STOCK

No. W-[ ]	[Date]
Void After May 15, 2013
     This Certifies That, for value received,                                         , with its principal office at                                         , or its assigns (the “Holder”), is entitled to subscribe for and purchase from Riata Energy, Inc., a corporation organized under the laws of the State of Texas and d/b/a SandRidge Energy, Inc. (together with its successors, the “Company”), a number of shares of Series A Convertible Preferred Stock of the Company, par value $0.001 per share (the “Preferred Stock”), determined by dividing (x) the product of (i) the number of shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), tendered as Exercise Consideration (as defined in Section 1) multiplied by (ii) 19.00 (subject to adjustment pursuant to Section 4, the “Exercise Value”) by (y) the Accreted Value (as defined in the Certificate of Designations) per share of Preferred Stock in effect on the date this Warrant is surrendered for exercise, subject to the terms and conditions set forth herein. This Warrant is one of a series of Warrants being issued as a unit consisting of shares of Common Stock and a Warrant issued and sold pursuant to the terms of that certain Securities Purchase Agreement, dated as of November 21, 2006, by and among the Company, the original Holder of this Warrant and the other parties named therein (the “Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.
1. Definitions. As used herein, the following terms shall have the following respective meanings:
     (a) “Certificate of Designations” shall mean the Certificate of Designations of the Series A Convertible Preferred Stock of the Company filed with the Secretary of State of the State of Texas.
     (b) “Exercise Period” shall mean the period commencing on the date hereof and ending at 5:00 p.m., New York time, on the earlier of (i) May 15, 2013 and (ii) the first day in which all outstanding shares of Preferred Stock have been fully redeemed, retired or converted (voluntarily or involuntarily) pursuant to the Certificate of Designations.
     (c) “Exercise Consideration” shall mean [                    ] shares of issued and outstanding Common Stock, subject to adjustment pursuant to Section 4.
     (d) “Exercise Shares” shall mean the shares of the Preferred Stock issued upon any exercise of this Warrant.
2. Exercise of Warrant.
     2.1 Method of Exercise. The rights represented by this Warrant may be exercised, in whole or in part, at any time by the Holder during the Exercise Period, by delivery of the following to the Company at its address set forth on the signature page hereto (or at such other address as the Company may designate by notice in writing to the Holder):
     (a) an executed Notice of Exercise in the form attached hereto;
     (b) payment of the Exercise Consideration to the Company, by delivery of a stock certificate issued in the name of the Holder of this Warrant duly endorsed in blank, or other means of valid electronic transfer, representing the shares of Common Stock being surrendered as Exercise Consideration; and
     (c) this Warrant.
     Upon any exercise of the rights represented by this Warrant, Exercise Shares shall be issued to and registered in the name of the Holder or Persons affiliated with the Holder, if the Holder so designates, within three (3) Business Days after the rights represented by this Warrant shall have been so exercised and shall be issued in certificate form and delivered to the Holder, if so requested.
     The Person in whose name any Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and the Exercise Consideration was tendered, irrespective of the date of issuance of Exercise Shares, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such Person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. The stock transfer books of the Company shall be open on any day that is a Business Day, unless required by law.
     2.2 Partial Exercise. If this Warrant is exercised in part through the surrender of a number of shares of Common Stock constituting less than all of the Exercise Consideration, the Company shall also execute and deliver to the exercising Holder, within three (3) Business Days of the date of such exercise, (i) a new Warrant evidencing the rights of the Holder exercisable for the balance of the unexercised Exercise Consideration, and (ii) a new stock certificate evidencing the balance of any shares of Common Stock remaining upon tender of a stock certificate evidencing more than the number of shares tendered as Exercise Consideration for such exercise.

3. Covenants of the Company.
     3.1 Covenants as to Exercise Shares and Conversion Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive or similar rights, a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights represented by this Warrant and Common Stock to provide for the conversion of such shares of Preferred Stock in accordance with the Certificate of Designations. If at any time during the Exercise Period the number of authorized but unissued shares of Preferred Stock or Common Stock shall not be sufficient to permit exercise of this Warrant or conversion of the Exercise Shares, respectively, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Preferred Stock and/or Common Stock to such number of shares as shall be sufficient for such purposes.
     3.2 Notices of Certain Events. The Company shall give written notice to the Holder at least 10 days prior to the date on which the Company closes its books or sets a record date for determining rights to vote with respect to any manner set forth in Section 4 or Section 10 of the Certificate of Designations. The Company shall also deliver to the Holder (i) written notice of any determination or election by the Company to not declare and pay any accrued dividend pursuant to Section 3(b) of the Certificate of Designations at least 5 days prior to the applicable Dividend Record Date (as defined in the Certificate of Designations) provided that if such determination or election is not made by the Company until a later date, as promptly as practicable after making such determination or election, (ii) copies of any notice or statement delivered to holders of Preferred Stock pursuant to the Certificate of Designations, applicable law or otherwise sent within such time as such notice is required to be sent to holders of Preferred Stock, (iii) written notice of the occurrence of an “Event of Default” or a “Liquidation Event” under the Certificate of Designations sent within 3 days from the date the Company becomes aware of such an occurrence and (iv) written notice if the total amount of Preferred Stock outstanding at any time shall fall below twenty percent (20%) of the total number of shares of Preferred Stock initially issued pursuant to the Purchase Agreement sent within 3 days from the date the Company becomes aware of such an occurrence. In the case of any such action of which the Company gives any notice to the Holder of this Warrant or is required to give such notice to the Holder, the Holder shall be entitled to give a Notice of Exercise that is contingent on the completion of such action.
4. Adjustments.
     4.1 Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares or at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the number of shares of Common Stock that constitute Exercise Consideration and the Exercise Value immediately prior to such subdivision or combination shall be adjusted to give the Holder of this Warrant, on exercise for the same aggregate Exercise Consideration, the total number of Exercise Shares as the Holder would have owned had this Warrant been exercised prior to such event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the Common Stock.
     4.2 Reorganization, Mergers, Consolidations, or Sales of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock or the Preferred Stock (other than a subdivision, combination, reclassification or exchange of shares, provided for elsewhere in this Section 4), or a merger or consolidation of the Company with or into another entity then, as a part of such reorganization, merger or consolidation, provision shall be made so that the Holder of this Warrant shall, after such reorganization, merger, or consolidation, be entitled to (i) tender a proportionate number of the shares of stock of the Company, or of the successor entity resulting from such merger or consolidation, other securities and/or property to which the holders of the Common Stock are entitled to receive upon such reorganization, merger or consolidation if such shares were Exercise Consideration and/or (ii) receive upon exercise of this Warrant shares of stock of the Company, or of the successor entity resulting from such merger or consolidation, other securities and/or property to which a holder of the Exercise Shares would have been entitled to receive upon such reorganization, merger or consolidation if such shares were then outstanding. If the holders of Preferred Stock have the right to elect the kind and amount of consideration receivable upon consummation of such transaction, then the Holder of this Warrant, in connection with such transaction and at the same time holders of Preferred Stock are allowed to make such election, shall be given the right to make a similar election with respect to the consideration into which this Warrant shall thereafter be exercisable.
5. Fractional Shares. Notwithstanding anything to the contrary herein, no fractional Exercise Shares shall be issued upon any exercise of this Warrant. All Exercise Shares (including fractions thereof) that would otherwise be issuable upon any exercise of this Warrant shall be aggregated for purposes of determining whether an exercise would result in the issuance of any fractional share. If, after such aggregation, an exercise would result in the issuance of a fractional share of Preferred Stock, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the Accreted Value (as determined in the Certificate of Designations) of one share of Preferred Stock on the date of delivery of this Warrant with a Notice of Exercise by such fraction.
6. No Stockholder Rights. Except as set forth herein, this Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.
7. Transfer of Warrant. This Warrant is issued as part of a common unit consisting of a number of shares of Common Stock issued pursuant to the Purchase Agreement, which initially constitutes the Exercise Consideration. Subject to the foregoing, any applicable laws and compliance with the Purchase Agreement, this Warrant and all rights hereunder shall be transferable, in whole or in part, separately from the shares of Common Stock with which it was issued, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant, a certificate or certificates evidencing the Exercise Consideration and the form of assignment attached hereto to any transferee designated by Holder. If this Warrant is transferred in part, the Company shall, upon surrender of this Warrant and a stock certificate or certificates for the number of shares representing Exercise Consideration also being transferred, execute and deliver, within three (3) Business Days of the date of transfer, (i) a new Warrant evidencing the rights of such transferee to purchase Exercise Shares hereunder for the amount of Exercise Consideration subject to such transfer, (ii) a new stock certificate in the name of such transferee evidencing the Exercise Consideration subject to such transfer; (iii) a new Warrant evidencing the rights of the Holder to purchase Exercise Shares hereunder for the balance of the Exercise Consideration not so transferred and (iv) a new stock certificate in the name of the Holder evidencing the Exercise Consideration not so transferred. Notwithstanding the foregoing or any other provision of this Warrant, this Warrant may be pledged to a “qualified institutional buyer” (as such tem is defined in Rule 144A promulgated under the Securities Act of 1933, as amended) in connection with a bona fide margin account or other loan or financing arrangement secured by this Warrant.
8. Lost, Stolen, Mutilated or Destroyed Warrant or Certificates. If this Warrant or any stock certificates representing Exercise Consideration are lost, stolen, mutilated or destroyed, the Company shall issue a new Warrant or stock certificate, as applicable, of like denomination and tenor as the Warrant or stock certificate, as applicable, so lost, stolen, mutilated or destroyed. If required by the Company, the Holder shall surrender any mutilated Warrant or certificate and furnish an indemnity bond sufficient in the reasonable judgment of the Company to protect the Company from any loss which it may suffer if a Warrant or certificate is replaced. Any such replacement Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.
9. Modifications and Waiver. This Warrant and any provision hereof may be modified, amended or waived only by an instrument in writing signed by the Company and (i) Holders representing at least a majority of the number of the aggregate of outstanding number of Exercise Consideration under all Warrants issued pursuant to the Purchase Agreement and upon any transfer of such Warrants, provided, however, that such modification, amendment or waiver is made with respect to all outstanding Warrants issued pursuant to the Purchase Agreement and upon any transfer of such Warrants and does not adversely affect the Holder without adversely affecting all holders of Warrants in a similar manner; or (ii) the Holder.
10. Notices. All communications shall be sent to the Company at the address set forth on the signature page and to the Holders at the addresses on the Company records, or at such other address as the Company or Holder may designate in writing to the Company. All notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
11. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
12. Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Texas without regard to the principles of conflict of laws.

13. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.
14. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.
15. Entire Agreement. This Warrant, the Purchase Agreement and the Registration Rights Agreement (as defined in the Purchase Agreement) constitute the entire agreement between the parties pertaining to the subject matter contained herein and therein and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.
[Signature Page Follows]

     In Witness Whereof, the Company has caused this Warrant to be executed by its duly authorized officer as of                                         ,                                          .

RIATA ENERGY, INC.

By:

Name:

Title:

Address:
1601 NW Expressway, Suite 1600
Oklahoma City, OK 73118
Attention: General Counsel
Facsimile: (405) 753-5975

NOTICE OF EXERCISE
TO: RIATA ENERGY, INC.
     (1) The undersigned hereby elects to tender:
                                                         shares of the Common Stock of Riata Energy, Inc. as Exercise Consideration pursuant to the terms of the attached Warrant, for the number of Exercise Shares that are issuable under the terms of the attached Warrant, together with all applicable transfer taxes, if any (if the foregoing number of shares is not indicated, the undersigned Holder is tendering the fullest number of shares that may constitute Exercise Consideration under this Warrant that accompany such Notice of Exercise).
     (2) Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

(Printed Name)

(Address)

U.S. Tax I.D. Number

(Date)	(Signature)

(Print name and Title)
     (3) The undersigned represents that (i) the aforesaid shares of Preferred Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the

Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Preferred Stock issuable upon exercise of this Warrant (and the shares of any Common Stock issuable upon the conversion of any such Preferred Stock) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Preferred Stock (and the shares of any Common Stock issuable upon the conversion of any such Preferred Stock) may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Preferred Stock (and the shares of any Common Stock issuable upon the conversion of any such Preferred Stock) unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

2

ASSIGNMENT FORM
(To assign the foregoing Warrant, subject to compliance with the Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant.)
For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Assignee’s Name:

(Please Print)
Assignee’s Address:

(Please Print)
Assignee’s U.S. Tax I.D. Number, if applicable:
Dated:                     , 20___
Holder’s Printed Name:

Holder’s Authorized Signature and Title:

Holder’s Address:

NOTE: The name of assigning Holder on this Assignment Form must correspond with the name as it appears on the face of the Warrant.